UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2007 (June 12, 2007)

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 12, 2007, C. Wayne Alderman will step down from his part-time role as Director of Financial Operations (Principal Accounting and Financial Officer) of Auburn National Bancorporation Inc. (the “Company”). Dr. Alderman will continue to serve as a director of the Company and as a consultant for AuburnBank, the Company’s principal subsidiary.

The Company’s Board of Directors has appointed David A. Hedges, the Company’s Assistant Vice President and Controller, to serve as the Company’s Principal Accounting and Financial Officer, effective June 12, 2007. Mr. Hedges, age 28, has been the Company’s Controller since 2006. Prior to joining the Company, Mr. Hedges worked for KPMG LLP, a global accounting firm, since 2002. At KPMG, Mr. Hedges worked on audit engagements for public reporting companies of various sizes in the banking industry ranging from $200 million to over $500 billion in assets. Mr. Hedges is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ E.L. Spencer, Jr.
E.L. Spencer, Jr.
Chairman, President and Chief Executive Officer

Date: June 13, 2007